EXHIBIT 23.2

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street • Post Office Box One • Macon, GA 31202

Telephone (478) 746-6277 • Facsimile (478) 743-6858

www.mmmcpa.com

RALPH S. McLEMORE, SR., CPA (1902-1981)

SIDNEY B. McNAIR, CPA (1913-1992)

SIDNEY E. MIDDLEBROOKS, CPA, PC	RICHARD A. WHITTEN, JR., CPA
RAY C. PEARSON, CPA	ELIZABETH WARE HARDIN, CPA
J. RANDOLPH NICHOLS, CPA	CAROLINE E. GRIFFIN, CPA
WILLIAM H. EPPS, JR., CPA	RONNIE K. GILBERT, CPA
RAYMOND A. PIPPIN, JR., CPA	RON C. DOUTHIT, CPA
JERRY A. WOLFE, CPA	CHARLES A. FLETCHER, CPA
W. E. BARFIELD, JR., CPA	MARJORIE HUCKABEE CARTER, CPA
HOWARD S. HOLLEMAN, CPA	BRYAN A. ISGETT, CPA
F. GAY McMICHAEL, CPA	DAVID PASCHAL MUSE, JR., CPA

October 6, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 of Security Bank Corporation of our Reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, dated March 4, 2008, which are included in the Annual Report on Form 10-K of Security Bank Corporation for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus included in such Registration Statement.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP